UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2007

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-49790	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

See “Item 7.01 Regulation FD Disclosure” below.

Item 7.01	Regulation FD Disclosure.

On February 11, 2007, Verint Systems Inc., a Delaware corporation (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), with White Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”) and Witness Systems, Inc., a Delaware corporation (“Witness”). In connection with the Merger Agreement, the Company entered into a debt financing commitment letter on February 11, 2007 (the “Debt Commitment Letter”). Subsequent to the filing of this Form 8-K, the Company intends to provide to certain potential lenders additional details of the Debt Commitment Letter. Attached hereto is the Debt Commitment Letter, material terms of which were described in the Company’s Current Report on Form 8-K dated February 15, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Commitment Letter dated February 11, 2007.*

*	Certain exhibits and attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally to the Commission a copy of any omitted exhibit or attachment upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

By:	/s/ Peter Fante
Name:	Peter Fante
Title:	General Counsel

Date: April 26, 2007

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Commitment Letter dated February 11, 2007.*

*	Certain exhibits and attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally to the Commission a copy of any omitted exhibit or attachment upon request.

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